Exhibit 99.1

Cambium Networks Reports Fourth Quarter and Full Year 2023 Financial Results

•
Revenues of $40.2 million, decreased 7% sequentially, and decreased 52% year-over-year
•
Gross margin of (21.7)%, non-GAAP(1) gross margin of (19.4)%
•
Operating loss of $39.3 million, non-GAAP(1) operating loss of $34.1 million
•
Net loss of $39.0 million or a loss of $1.41 per diluted share, non-GAAP(1) net loss of $26.4 million or a loss of $0.95 per diluted share
•
Adjusted EBITDA(1) loss of $32.9 million or (81.8)% of revenues

ROLLING MEADOWS, Ill., Feb. 15, 2024 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced financial results for the fourth quarter and full year ended December 31, 2023.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q4 2023	Q3 2023	Q4 2022	Q4 2023	Q3 2023	Q4 2022
Revenues	$40.2	$43.0	$84.5	$40.2	$43.0	$84.5
Gross margin	(21.7)%	25.5%	49.0%	(19.4)%	27.7%	49.6%
Operating margin	(97.8)%	(51.3)%	11.2%	(84.9)%	(36.1)%	15.6%
Net (loss) income	$(39.0)	$(26.2)	$10.0	$(26.4)	$(12.1)	$10.3
Adjusted EBITDA margin				(81.8)%	(33.5)%	16.9%

	GAAP		Non-GAAP (1)
(in millions, except percentages)	2023	2022	2023	2022
Revenues	$220.2	$296.9	$220.2	$296.9
Gross margin	32.3%	48.9%	33.8%	49.5%
Operating margin	(26.6)%	6.7%	(17.5)%	11.6%
Net (loss) income	$(63.6)	$20.2	$(30.7)	$26.9
Adjusted EBITDA margin			(15.5)%	13.1%

(1) Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the for the fourth quarter and full year 2023 ended December 31, 2023.

“Our revenue shortfall was due in part to an $11 million reduction to revenues mostly as the result of incentives and discounts provided to distributors related to our Enterprise business during the fourth quarter 2023. As expected, we delivered a solid quarter of government defense shipments in our Point-to-Point business, received meaningful orders for our new 6 GHz products in the Point-to-Multi-Point business ahead of the Federal Communications Commission’s (FCC’s) approval, and continued to make significant reductions in channel inventories for the Enterprise business,” said Morgan Kurk, president and CEO.

Kurk continued, “The approval of 6 GHz spectrum by the FCC will accelerate the growth of the Point-to-Multi-Point business during 2024. We believe we are well positioned to deliver future growth and are taking the necessary steps to rationalize business operations and improve operating efficiencies to benefit our operating results during calendar 2024.”

Revenues of $40.2 million for the fourth quarter 2023 decreased $44.3 million year-over-year primarily as a result of lower revenues due in part by an $11.0 million reduction to revenues mostly as the result of incentives provided to distributors offering aggressive Enterprise product discounts to clear excess channel inventories, high stock rotations, slowing economies, and lower Point-to-Multi-Point revenues with the weakness primarily from regions outside of North America, partially offset by higher Point-to-Point revenues due to increased defense revenues. Revenues for the fourth quarter 2023 decreased by $2.8 million compared to $43.0 million for the third quarter 2023, primarily due to lower Enterprise revenues due to the previously mentioned Enterprise rebates, stock rotations, as well as economic headwinds, while Point-to-Multi-Point revenues decreased primarily due to weakness in EMEA partially offset by strength in North America from customers purchasing 6 GHz products under experimental licenses ahead of the FCC’s approval of 6 GHz spectrum, and strength in the Point-to-Point business due to higher defense revenues.

GAAP gross margin for the fourth quarter 2023 was (21.7)%, compared to 49.0% for the fourth quarter 2022, and 25.5% for the third quarter 2023. GAAP operating loss for the fourth quarter 2023 was $39.3 million, compared to operating income of $9.5 million for the fourth quarter 2022, and operating loss of $22.1 million for the third quarter 2023. GAAP net loss for the fourth quarter 2023 was $39.0 million, or net loss of $1.41 per diluted share, compared to net income of $10.0 million, or net earnings of $0.35 per diluted share for the fourth quarter 2022, and net loss of $26.2 million, or net loss of $0.95 per diluted share for the third quarter 2023.

Non-GAAP gross margin for the fourth quarter 2023 was (19.4)% and included the $11 million reduction in revenues as the result of price incentives provided to distributors, and inventory reserves of approximately $18.9 million mostly for Enterprise products, and compared to 49.6% for the fourth quarter 2022, and 27.7% for third quarter 2023. Non-GAAP operating loss for the fourth quarter 2023 was $34.1 million, compared to non-GAAP operating income of $13.2 million for the fourth quarter 2022, and a non-GAAP operating loss of $15.5 million for the third quarter 2023. Non-GAAP net loss for the fourth quarter 2023 was $26.4 million, or a net loss of $0.95 per diluted share, compared to net income of $10.3 million, or net earnings of $0.36 per diluted share for the fourth quarter 2022, and net loss of $12.1 million, or a net loss of $0.44 per diluted share for the third quarter 2023. For the fourth quarter 2023, adjusted EBITDA was a loss of $32.9 million or (81.8)% of revenues, compared to adjusted EBITDA of $14.3 million or 16.9% of revenues for the fourth quarter 2022, and adjusted EBITDA loss of $14.4 million or (33.5)% of revenues for the third quarter 2023.

For full year 2023, revenues of $220.2 million decreased by $76.7 million compared to full year 2022. GAAP gross margin was 32.3% for full year 2023 compared to 48.9% for 2022. Non-GAAP gross margin was 33.8% of revenues for full year 2023, compared to 49.5% of revenues for 2022. GAAP operating loss of $58.6 million for full year 2023 compared to GAAP operating income of $19.9 million for 2022. Non-GAAP operating loss was $38.6 million or (17.5)% of revenues for full year 2023, compared to non-GAAP operating income of $34.3 million or 11.6% of revenues during 2022. GAAP net loss for full year 2023 was $63.6 million, or a net loss of $2.31 per diluted share, compared to GAAP net income of $20.2 million, or net earnings of $0.72 per diluted share for 2022. For full year 2023, non-GAAP net loss was $30.7 million or a net loss of $1.10 per diluted share, compared to non-GAAP net income $26.9 million or net earnings of $0.94 per diluted share for 2022. Adjusted EBITDA for full year 2023 was a loss of $34.2 million or (15.5)% of revenues, compared to adjusted EBITDA of $38.8 million or 13.1% of revenues for 2022.

Net cash used in operating activities was $6.2 million for the fourth quarter 2023, compared to net cash provided by operating activities of $4.0 million for the fourth quarter 2022, and net cash used in operating activities of $0.2 million for the third quarter 2023. Cash totaled $18.7 million as of December 31, 2023, $29.5 million lower than December 31, 2022.

Fourth Quarter 2023 Highlights

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Revenues of $40.2 million, decreased 7% sequentially, and were lower by 52% year-over-year.
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GAAP net loss of $39.0 million or a net loss of $1.41 per diluted share, non-GAAP net loss of $26.4 million or a net loss of $0.95 per diluted share, compared to GAAP net income of $10.0 million, or net earnings of $0.35 per diluted share for the fourth quarter 2022, and non-GAAP net income of $10.3 million or net earnings of $0.36 per diluted share for the fourth quarter 2022.
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Adjusted EBITDA was a loss of $32.9 million or (81.8)% of revenues, compared to adjusted EBITDA of $14.3 million or 16.9% of revenues for the fourth quarter 2022.
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Net cash used in operating activities was $6.2 million, compared to net cash provided by operating activities of $4.0 million for the fourth quarter 2022.
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Surpassed 20 million radios shipped since becoming a standalone company.
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Increased net new channel partners by over 1,500 year-over-year, an increase of 12%.
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Devices under cnMaestro™ cloud management increased 14% year-over-year.

Full Year 2023 Highlights

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Revenues of $220.2 million decreased 26% compared to 2022.
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Enterprise revenues of $39.1 million decreased 64% compared to 2022.
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Point-to-Multi-Point revenues of $95.2 million decreased 17% compared to 2022.
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Point-to-Point revenues of $80.8 million increased 20% compared to 2022.
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GAAP net loss of $63.6 million or a net loss of $2.31 per diluted share, non-GAAP net loss of $30.7 million or a net loss of $1.10 per diluted share.
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Adjusted EBITDA loss of $34.2 million or (15.5)% of revenues, compared to adjusted EBITDA of $38.8 million or 13.1% of revenues for 2022.

Cambium Networks’ financial outlook does not include the potential impact of any possible future financial transactions, acquisitions, pending legal matters, or other transactions. Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonably foreseeable; however, actual results may differ materially from the outlook.

First Quarter 2024 Financial Outlook

Taking into account our current visibility, the financial outlook as of February 15, 2024, for the first quarter ending March 31, 2024, is expected to be as follows:

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Revenues between $43.0-$48.0 million
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GAAP gross margin between 39.3%-42.3%; and non-GAAP gross margin between 41.0%-44.0%
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GAAP operating expenses between $28.5-$29.5 million; and non-GAAP operating expenses between $25.4-$26.4 million
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GAAP operating loss between $9.2-$11.6 million; and non-GAAP operating loss between $5.3-$7.8 million
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Interest expense, net of approximately $0.8 million

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GAAP net loss between $8.6-$11.0 million or a net loss between $0.31 and $0.39 per diluted share; and non-GAAP net loss between $6.1-$8.6 million or a net loss between $0.22 and $0.31 per diluted share
•
Adjusted EBITDA loss between $4.1-$6.6 million; and adjusted EBITDA margin between (8.6)%-(15.4)%
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GAAP effective tax rate of approximately 12.0%-15.0%; and non-GAAP effective tax rate which is not meaningful
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Approximately 28.0 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

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Paydown of debt: $0.7 million
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Cash interest expense: approximately $0.6 million
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Capital expenditures: $2.0-$3.0 million

Full Year 2024 Financial Outlook

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Revenues between $215.0-$245.0 million, a decrease of between 2% to an increase of approximately 11%
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GAAP gross margin approximately 43.0%; and non-GAAP gross margin approximately 44.0%
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GAAP net loss between $13.3-$27.3 million or a net loss between $0.47 and $0.98 per diluted share; and non-GAAP net (loss) income between $(13.6)-$2.3 million or between a net loss of $0.48 and net earnings of $0.08 per diluted share
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Adjusted EBITDA margin between (2.7)%-4.1%

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, February 15, 2024. To join the financial results live webcast and view additional materials which will be posted to the investor website, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available in the event archives at the same web address for a period of one year.

To access the live conference call by phone, listeners should register in advance at https://register.vevent.com/register/BI0916ee75cac74a599dd6f1ea618e78a4. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode.

In addition, Cambium Networks president & CEO, Morgan Kurk will present and hold one-on-one meetings with investors on Tuesday, March 5, 2024, at the JMP Securities Technology Conference in San Francisco; and on Tuesday, March 19, 2024, in person at the ROTH Capital Partner Annual Conference in Dana Point, California. To join the live webcasts for the JMP Securities and ROTH Capital conferences, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/. Following the live webcasts, a replay will be available in the event archives at the same web address.

About Cambium Networks

Cambium Networks enables service providers, enterprises, industrial organizations, and governments to deliver exceptional digital experiences and device connectivity with compelling economics. Our ONE Network platform simplifies management of Cambium Networks’ wired and wireless broadband and network edge technologies. Our customers can focus more resources on managing their business rather than the network. We deliver connectivity that just works.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements concerning our expected next quarter revenues, net income and cash. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our 2022 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2023, and Form 10-Qs filed on May 9, 2023, August 2, 2023, and November 3, 2023. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; our inability to predict and respond to emerging technological trends and network operators’ changing needs; the impact of political tensions between the United States and other countries such as the war between Russia and Ukraine, tensions with China and the evolving events in Israel and Gaza; the strength of the dollar and the impact on the cost of our products globally; current or future unfavorable economic conditions, both domestically and in our foreign markets, including the risk of a global or localized recession; our inability to predict and respond to emerging technological trends and network operators’ changing needs; the impact of competitive pressures on the development of our new products; the impact of actual or threatened health epidemics and other outbreaks; our limited or sole source suppliers’ inability to acquire or produce third-party components to build our products and the impact of supply shortages, extended lead times or changes in supply or cost of components needed to manufacture our products; our ability to effectively forecast demand or manage our inventory, including our channel inventory, which may cause us to record write-downs for excess or obsolete inventory; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs or subject our products to the risks of ransomware or malware or other cyber-attack; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; and current or future unfavorable economic conditions, both domestically and in foreign markets.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)
	Three months ended			Year ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Revenues	$40,206	$43,046	$84,507	$220,195	$296,899
Cost of revenues	48,934	32,087	43,138	149,062	151,759
Gross profit	(8,728)	10,959	41,369	71,133	145,140
Gross margin	-21.7%	25.5%	49.0%	32.3%	48.9%
Operating expenses
Research and development	13,057	13,151	12,874	53,478	49,865
Sales and marketing	9,726	9,675	12,148	42,599	44,452
General and administrative	6,207	8,688	5,422	27,398	24,982
Depreciation and amortization	1,596	1,545	1,475	6,210	5,961
Total operating expenses	30,586	33,059	31,919	129,685	125,260
Operating (loss) income	(39,314)	(22,100)	9,450	(58,552)	19,880
Operating margin	(97.8)%	(51.3)%	11.2%	(26.6)%	6.7%
Interest expense, net	725	620	559	2,521	1,977
Other (income) expense, net	(10)	63	15	271	(114)
(Loss) income before income taxes	(40,029)	(22,783)	8,876	(61,344)	18,017
(Benefit) provision for income taxes	(1,021)	3,417	(1,135)	2,230	(2,183)
Net (loss) income	$(39,008)	$(26,200)	$10,011	$(63,574)	$20,200

(Loss) earnings per share
Basic	$(1.41)	$(0.95)	$0.37	$(2.31)	$0.75
Diluted	$(1.41)	$(0.95)	$0.35	$(2.31)	$0.72
Weighted-average number of shares outstanding to compute (loss) earnings per share
Basic	27,680,080	27,619,281	27,109,926	27,519,476	26,919,550
Diluted	27,680,080	27,619,281	28,273,786	27,519,476	28,025,278

Share-based compensation included in costs and expenses:
Cost of revenues	$47	$45	$56	$207	$219
Research and development	1,005	1,037	1,258	4,699	4,532
Sales and marketing	547	597	702	2,572	2,603
General and administrative	1,212	1,166	879	4,115	3,326
Total share-based compensation expense	$2,811	$2,845	$2,895	$11,593	$10,680

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share information)
(Unaudited)
	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash	$18,710	$48,162
Accounts receivable, net of allowance of $283 and $577	64,103	89,321
Inventories, net	66,878	57,068
Recoverable income taxes	222	117
Prepaid expenses	6,589	11,857
Other current assets	6,069	6,464
Total current assets	162,571	212,989

Noncurrent assets
Property and equipment, net	12,879	11,271
Software, net	11,985	8,439
Operating lease assets	7,894	4,011
Intangible assets, net	7,675	9,173
Goodwill	9,842	9,842
Deferred tax assets, net	15,238	12,782
Other noncurrent assets	1,335	955
TOTAL ASSETS	$229,419	$269,462
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$19,120	$31,284
Accrued liabilities	44,767	28,042
Employee compensation	5,071	7,394
Current portion of long-term external debt, net	3,186	3,158
Deferred revenues	8,765	8,913
Other current liabilities	13,117	8,429
Total current liabilities	94,026	87,220
Noncurrent liabilities
Long-term external debt, net	21,926	24,463
Deferred revenues	10,473	8,617
Noncurrent operating lease liabilities	6,595	2,170
Other noncurrent liabilities	1,619	1,619
Total liabilities	134,639	124,089
Shareholders' equity
Share capital; $0.0001 par value; 500,000,000 shares authorized at December 31, 2023 and December 31, 2022; 27,834,908 outstanding at December 31, 2023 and 27,313,273 outstanding at December 31, 2022	3	3
Additional paid in capital	152,768	138,997
Treasury shares, at cost, 260,236 shares at December 31, 2023 and 209,461 shares at December 31, 2022	(5,624)	(4,922)
Accumulated (deficit) earnings	(50,752)	12,822
Accumulated other comprehensive loss	(1,615)	(1,527)
Total shareholders’ equity	94,780	145,373
TOTAL LIABILITIES AND EQUITY	$229,419	$269,462

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022
Cash flows from operating activities:
Net (loss) income	$(39,008)	$(26,200)	$10,011
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization of software and intangible assets	2,414	2,294	1,972
Amortization of debt issuance costs	99	81	75
Share-based compensation	2,811	2,845	2,895
Deferred income taxes	(2,744)	3,612	(3,202)
Provision for inventory excess and obsolescence	10,958	4,577	2,024
Other	(431)	155	(31)
Change in assets and liabilities:
Receivables	9,399	22,457	(3,470)
Inventories	1,928	(1,993)	(8,451)
Prepaid expenses	2,224	(772)	(3,768)
Accounts payable	(7,141)	(5,156)	3,114
Accrued employee compensation	(145)	(527)	1,293
Other assets and liabilities	13,410	(1,619)	1,564
Net cash (used in) provided by operating activities	(6,226)	(246)	4,026
Cash flows from investing activities:
Purchase of property and equipment	(1,228)	(1,125)	(1,332)
Purchase of software	(1,118)	(2,185)	(1,230)
Net cash used in investing activities	(2,346)	(3,310)	(2,562)
Cash flows from financing activities:
Repayment of term loan	(656)	(656)	(657)
Payment of debt issuance costs	(122)	—	—
Issuance of ordinary shares under ESPP	578	—	839
Taxes paid related to net share settlement of equity awards	(48)	(219)	(226)
Proceeds from share option exercises	—	6	1,872
Net cash (used in) provided by financing activities	(248)	(869)	1,828
Effect of exchange rate on cash	1	(24)	11
Net (decrease) increase in cash	(8,819)	(4,449)	3,303
Cash, beginning of period	27,529	31,978	44,859
Cash, end of period	$18,710	$27,529	$48,162

Supplemental disclosure of cash flow information:
Income taxes paid	$964	$1,120	$438
Interest paid	$486	$474	$310

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT CATEGORY
	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Point-to-Multi-Point	$22,575	$23,596	$29,656	$95,197	$114,941
Point-to-Point	21,874	15,809	21,276	80,765	67,083
Enterprise	(5,478)	2,499	31,992	39,097	109,844
Other	1,235	1,142	1,583	5,136	5,031
Total Revenues	$40,206	$43,046	$84,507	$220,195	$296,899

REVENUES BY REGION
	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
North America	$27,056	$17,768	$44,350	$131,943	$133,897
Europe, Middle East and Africa	3,418	14,274	20,007	44,169	90,883
Caribbean and Latin America	5,303	5,726	9,244	20,729	31,223
Asia Pacific	4,429	5,278	10,906	23,354	40,896
Total Revenues	$40,206	$43,046	$84,507	$220,195	$296,899

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

We believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net (loss) income as reported in our consolidated statements of operations excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) nonrecurring expenses, (v) share-based compensation expense, and (vi) restructuring expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude nonrecurring expenses since this is one-time in nature and does not reflect our ongoing operations. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks’ control. As a result, management excludes this item from Cambium Networks' internal operating forecasts and models. We also adjust EBITDA to exclude nonrecurring expenses and restructuring expenses as these relate to events outside of the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP net income are used as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period-to-period comparisons because they exclude the impact of share-based compensation expense, restructuring expenses, nonrecurring legal expenses, amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

Share-based compensation expenses are excluded. Management may issue different types of awards, including share options, and restricted share units, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control.

Amortization of acquired intangibles includes customer relationships and is excluded since these are not indicative of continuing operations.

Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues and are excluded since these are not indicative of continuing operations.

Restructuring expenses consist primarily of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks’ ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred. Non-GAAP results exclude the effect of a valuation allowance recorded against tax assets for the cumulative loss related to our UK operation. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate after adjusting for one-time or unique non-recurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for the purpose of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares if their effect on earnings per share is dilutive. We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net income to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended			Year ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net (loss) income	$(39,008)	$(26,200)	$10,011	$(63,574)	$20,200
Interest expense, net	725	620	559	2,521	1,977
(Benefit) provision for income taxes	(1,021)	3,417	(1,135)	2,230	(2,183)
Depreciation and amortization of software and intangible assets	2,414	2,294	1,972	9,025	7,596
EBITDA	(36,890)	(19,869)	11,407	(49,798)	27,590
Share-based compensation	2,811	2,845	2,895	11,593	10,680
Restructuring and other nonrecurring expenses	1,191	2,602	—	4,049	511
Adjusted EBITDA	$(32,888)	$(14,422)	$14,302	$(34,156)	$38,781

Adjusted EBITDA Margin	(81.8)%	(33.5)%	16.9%	(15.5)%	13.1%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP gross profit	$(8,728)	$10,959	$41,369	$71,133	$145,140
Share-based compensation expense	47	45	56	207	219
Amortization of capitalized software costs	818	750	497	2,815	1,635
Restructuring and nonrecurring expense	69	152	—	221	—
Non-GAAP gross profit	$(7,794)	$11,906	$41,922	$74,376	$146,994
Non-GAAP gross margin	-19.4%	27.7%	49.6%	33.8%	49.5%

GAAP research and development expense	$13,057	$13,151	$12,874	$53,478	$49,865
Share-based compensation expense	1,005	1,037	1,258	4,699	4,532
Restructuring and other nonrecurring expense	1,145	630	—	2,031	—
Non-GAAP research and development expense	$10,907	$11,484	$11,616	$46,748	$45,333

GAAP sales and marketing expense	$9,726	$9,675	$12,148	$42,599	$44,452
Share-based compensation expense	547	597	702	2,572	2,603
Restructuring and other nonrecurring expenses	34	350	—	384	166
Non-GAAP sales and marketing expense	$9,145	$8,728	$11,446	$39,643	$41,683

GAAP general and administrative expense	$6,207	$8,688	$5,422	$27,398	$24,982
Share-based compensation expense	1,212	1,166	879	4,115	3,326
Restructuring and other nonrecurring expenses	(57)	1,470	—	1,413	345
Non-GAAP general and administrative expense	$5,052	$6,052	$4,543	$21,870	$21,311

GAAP depreciation and amortization	$1,596	$1,545	$1,475	$6,210	$5,961
Amortization of acquired intangibles	375	374	374	1,498	1,603
Non-GAAP depreciation and amortization	$1,221	$1,171	$1,101	$4,712	$4,358

GAAP operating (loss) income	$(39,314)	$(22,100)	$9,450	$(58,552)	$19,880
Share-based compensation expense	2,811	2,845	2,895	11,593	10,680
Amortization of capitalized software costs	818	750	497	2,815	1,635
Amortization of acquired intangibles	375	374	374	1,498	1,603
Restructuring and other nonrecurring expenses	1,191	2,602	—	4,049	511
Non-GAAP operating (loss) income	$(34,119)	$(15,529)	$13,216	$(38,597)	$34,309

GAAP pre-tax (loss) income	$(40,029)	$(22,783)	$8,876	$(61,344)	$18,017
Share-based compensation expense	2,811	2,845	2,895	11,593	10,680
Amortization of capitalized software costs	818	750	497	2,815	1,635
Amortization of acquired intangibles	375	374	374	1,498	1,603
Restructuring and other nonrecurring expenses	1,191	2,602	—	4,049	511
Non-GAAP pre-tax (loss) income	$(34,834)	$(16,212)	$12,642	$(41,389)	$32,446

GAAP provision (benefit) for income taxes	$(1,021)	$3,417	$(1,135)	$2,230	$(2,183)
Valuation allowance impacts	17,721	5,292	—	23,013	—
Tax rate change	(2,753)	119	118	(2,753)	(873)
Tax impacts of share vesting	169	80	(221)	168	(221)
Tax effect of Non-GAAP adjustments	(1,039)	(1,314)	(753)	(3,991)	(2,886)
All other discrete items	(6,662)	3,373	(2,598)	(3,561)	(3,714)
Non-GAAP (benefit) provision for income taxes	$(8,457)	$(4,133)	$2,319	$(10,645)	$5,511
Non-GAAP ETR	24.3%	25.5%	18.3%	25.7%	17.0%

GAAP net (loss) income	$(39,008)	$(26,200)	$10,011	$(63,574)	$20,200
Share-based compensation expense	2,811	2,845	2,895	11,593	10,680
Amortization of capitalized software costs	818	750	497	2,815	1,635
Amortization of acquired intangibles	375	374	374	1,498	1,603
Restructuring and other nonrecurring expenses	1,191	2,602	—	4,049	511
Non-GAAP adjustments to tax	8,475	8,864	(2,701)	16,866	(4,808)
Tax effect of Non-GAAP adjustments	(1,039)	(1,314)	(753)	(3,991)	(2,886)
Non-GAAP net (loss) income	$(26,377)	$(12,079)	$10,323	$(30,744)	$26,935
Non-GAAP fully weighted basic shares	27,844	27,662	27,313	27,835	27,313
Non-GAAP fully weighted diluted shares	27,861	27,744	28,605	27,871	28,578
Non-GAAP net income per Non-GAAP basic share	$(0.95)	$(0.44)	$0.38	$(1.10)	$0.99
Non-GAAP net income per Non-GAAP diluted share	$(0.95)	$(0.44)	$0.36	$(1.10)	$0.94

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Investor Inquiries:

Peter Schuman, IRC

Vice President Investor & Industry Analyst Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com